Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-153386 of our report dated February 26, 2008 (August 6, 2008 as to the effects of the restatement discussed in Note 2) relating to the consolidated financial statements, financial statement schedule, and the effectiveness of The Middleby Corporation’s internal control over financial reporting (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement discussed in Note 2 and regarding the Company’s adoption of Financial Accounting Standards Board (“FASB”) Statement No. 123(R), Shared-Based Payment, in 2006, and of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, in 2007), appearing in the Annual Report on Form 10-K/A of The Middleby Corporation for the year ended December 29, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, IL

November 21, 2008